UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-33373 (Commission File Number)	38-3291744 (IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI (Address of principal executive offices)	48046 (Zip Code)

Registrant’s telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02  Unregistered Sales of Equity Securities.

On February 18, 2009, Community Central Bank Corporation (the “Company”) completed the sale of $250,000 of equity securities of the Company (the “Capital Investment”), as described in more detail below, to an accredited investor (the “Investor”) in an offering exempt from the Securities Act registration requirements under Section 4(2) of the Securities Act of 1933, as amended.  This sale is in addition to the $3.3 million Capital Investment reported by the Company in a Current Report on Form 8-K (“Form 8-K”) filed with the SEC on January 6, 2009.

As previously reported, in connection with the Capital Investment, the Company established a newly authorized series of preferred stock, designated as Series A Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”).  The number of authorized shares of Series A Preferred Stock is 7,000.  The Company filed the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”) with the State of Michigan on December 30, 2008, which sets forth the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock.

On December 30, 2008, the Company sold 3,300 shares of Series A Preferred Stock to the Investors at a purchase price of $1,000 per share for an aggregate offering price of $3,300,000. On February 18, 2009, the Company sold an additional 250 shares of the Series A Preferred Stock to Investors at a purchase price of $1,000 per share for an aggregate offering price of $250,000. The Series A Preferred Stock can be converted into common stock of the Company at any time by the holders, or by the Company in certain circumstances, at an initial conversion price of $10.00 per share of common stock, subject to adjustment and certain limitations, as described below.

Dividends on the Series A Preferred Stock are payable quarterly in arrears if, when and as declared by the Company’s Board of Directors, at a rate of 12.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series A Preferred Stock will be non-cumulative. If the Company’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent dividend period with respect to Series A Preferred Stock, junior stock or any other class or series of authorized preferred stock of the Company. With certain limited exceptions, if the Company does not pay full cash dividends on the Series A Preferred Stock for the most recently completed dividend period, the Company may not pay dividends on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to its common stock or other stock ranking equally with or junior to the Series A Preferred Stock. The Series A Preferred Stock is not redeemable by the holders or the Company.

The initial conversion price for the Series A Preferred Stock is $10.00 per share of common stock. Holders of the Series A Preferred Stock may convert their shares into common stock at any time. The Company shall have the right, at its option, to cause some or all of the Series A Preferred Stock to be converted into shares of common stock at any time after a Mandatory Conversion Event, which is any time on or after January 1, 2010, in the event that (i) the closing price of the Company’s common stock equals or exceeds one hundred ten percent (110%) of the then prevailing conversion price for at least twenty (20) trading days in a period of thirty (30) consecutive trading days, and (ii) the Company has paid in full all dividends on the shares of Series A Preferred Stock for four (4) consecutive dividend periods. However, no holder of Series A Preferred Stock will be entitled to receive shares of common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 19.9% of the voting power of the Company following such conversion, unless the Company obtains the requisite shareholder approval under NASDAQ Marketplace Rules. Additionally, no holder of Series A Preferred Stock will be permitted to receive common stock upon conversion of its Series A Preferred Stock to the extent such conversion would cause such holder to beneficially own more than 9.9% of the Company’s common stock outstanding at such time.

Holders of the Series A Preferred Stock generally do not have any voting rights, except that the consent of the holders of a majority of the number of shares of Series A Preferred Stock at the time outstanding, consenting as a separate class, shall be necessary to: (i) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series A Preferred Stock; (ii) amend the articles of incorporation or bylaws of the Company, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series A Preferred Stock so as to affect them adversely; or (iii) amend or waive any provision in the Certificate of Designation of the Series A Preferred Stock.  Notwithstanding the foregoing, the consent of the holders of the Series A Preferred Stock will not be necessary to authorize or issue, or obligate the Company to issue, any senior stock, parity stock or additional Series A Preferred Stock, or right convertible or exchangeable for senior stock, parity stock or additional Series A Preferred Stock.

In addition, whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of four quarterly dividend periods or more, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of a majority of the number of shares of the Series A Preferred Stock at the time outstanding, voting separately as a class, shall have the right to elect two directors ( “Preferred Directors”) to fill the newly created directorships.  Once the Company has declared and paid dividends on all outstanding shares of Series A Preferred Stock for four consecutive dividend periods, the right of the holders of the Series A Preferred Stock to elect directors shall terminate and the term of office of all Preferred Directors then in office shall terminate immediately.

The above summary of the Certificate of Designation does not purport to be a complete description of the Certificate of Designation and is qualified in its entirety by reference to the Certificate of Designation attached to the Company’s Form 8-K which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1
Certificate of Designation of Community Central Bank Corporation filed on December 30, 2008 with the State of Michigan designating the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock, is incorporated by reference to Exhibit 4.1 of the Corporation’s Current Report on Form 8-K filed on January 6, 2009. (SEC File No. 000-33373)
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Feburary 19, 2009	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius —————————————— Ray T. Colonius Chief Financial Officer